EXHIBIT 24.1



                                        April 8, 1996



Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C.  20549

          Re:  S.E.C. Registration Statement
               on Form S-8 of 545,000 Shares
               of Common Stock of Enhanced Services Company, Inc.
               Commission File No. 0-24256
               --------------------------------------------------

Ladies and Gentlemen:

          We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, DC, pursuant to the Securities Act of 1933, as amended, by Enhanced Services Company, Inc., a Colorado corporation, in connection with its offering of up to 545,000 shares of its common stock which may be issued pursuant to the Warrants granted under the Creative Business Strategies, Inc. 1996 Consultant and Warrant Compensation Agreement, as more fully described in such Registration Statement.

          We further consent to the reference in such Registration Statement to our having given such opinion.

                                        Very truly yours,

                                        GREENBERGER & FORMAN


                                        By:  /s/Joseph Greenberger
                                             -----------------------------------
                                             Joseph Greenberger

JG/as